Exhibit 99.(j)(1)

1290 AVENUE OF THE AMERICAS NEW YORK, NY 10104-0050 TELEPHONE: 212.468.8000 FACSIMILE: 212.468.7900 WWW.MOFO.COM

MORRISON & FOERSTER LLP

NEW YORK, SAN FRANCISCO,
LOS ANGELES, PALO ALTO,
SACRAMENTO, SAN DIEGO,
DENVER, NORTHERN VIRGINIA,
WASHINGTON, D.C.

TOKYO, LONDON, BRUSSELS,
BEIJING, SHANGHAI, HONG KONG,
SINGAPORE

February 27, 2013

The Victory Institutional Funds
3435 Stelzer Road

Columbus, OH 43219

Re:                             The Victory Institutional Funds
Post-Effective Amendment No. 17
File No. 333-115476; ICA No. 811-21584

Ladies and Gentleman:

We hereby consent to the reference to our firm as counsel in Post-Effective Amendment No. 17 to Registration Statement No. 333-115476 and to the incorporation by reference of our opinion dated February 27, 2013.

Sincerely,

/s/Morrison & Foerster LLP

Morrison & Foerster LLP